CYTOMEDIX, INC. APPOINTS CARDINAL HEALTH SENIOR EXECUTIVE TO BOARD

Extensive Medical Device Sales and Distribution Background Complements Company's
           Focus on Commercialization of Chronic Wound Care Treatment

LITTLE ROCK, Ark., June 7, 2004 -- Cytomedix, Inc. (OTC BB:CYME) today announced the appointment of Mark T. McLoughlin to its board of directors, filling a board vacancy.

      McLoughlin currently serves as vice president and general manager of the Scientific Products Division of Cardinal Health, Inc. (NYSE:CAH), one of the world's largest health care manufacturing and distribution companies with sales in fiscal 2003 of $50.4 billion. In this capacity, he has full general management responsibility for the distribution, marketing and sales of thousands of medical devices and reagents that can support more than 90 percent of laboratory requirements in virtually every clinical laboratory discipline. The Scientific Products Distribution business of Cardinal Health has served the clinical laboratory market since 1952. Prior to joining Cardinal, he was vice president of commercial operations for Norwood Abbey Ltd., an Australian-based medical technology company. Earlier he was president of North American operations for Ion Beam Application, Inc., a Belgium-based global medical technology company. His executive career experience also includes Mallinckrodt, as well as positions with other healthcare companies.

      "The addition of Mr. McLoughlin to our board represents an ongoing commitment to attract seasoned professionals with extensive healthcare experience, both on the board and corporate level. Mark's experience covers the successful development and implementation of optimum sales and distribution models for healthcare products, ranging from disposable commodities to sophisticated and innovative new technologies and capital equipment. We look forward to his counsel in defining the optimum pathway to rapidly market our Autologel(TM) technology in the most cost effective manner possible," said Dr. Kshitij Mohan, chief executive officer of Cytomedix.

      Commenting on his appointment, Mark McLoughlin stated, "I am delighted to serve on Cytomedix's board and help the company realize the full potential for its Autologel technology, which offers hope to tens of thousands of diabetic foot ulcer patients each year who are faced with the possibility of amputations as a result of this terrible disease -- as well as hope for millions of other chronic wound patients in the U.S. and worldwide. I look forward to being able to contribute and help to make this technology available to patients in a rapid and cost effective manner."

ABOUT CYTOMEDIX

      Cytomedix, Inc. is a biotechnology company specializing in processes and products derived from autologous platelet releasates. The current product offering is AutoloGel(TM), an autologous platelet gel composed of multiple growth factors and fibrin matrix, which is used to treat chronic wounds and supported by an extensive base of patents. The Company is working with healthcare providers to offer an advanced therapy at the point-of-care in multiple settings. It has commenced a well controlled, FDA- approved clinical

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trial to seek a specific clinical indication for Autologel(TM) for the treatment of non-healing diabetic foot ulcers. Additional information is available at: http://www.cytomedix.com.

Forward Looking Statements

      Statements contained in this press release not relating to historical facts are forward-looking statements that are intended to fall within the safe harbor rule for such statements under the Private Securities Litigation Reform Act of 1995. The information contained in the forward-looking statements is inherently uncertain, and Cytomedix's actual results may differ materially due to a number of factors, many of which are beyond Cytomedix's ability to predict or control, including among others, governmental regulation, acceptance by the medical community and competition. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual events to differ from the forward-looking statements. More information about some of these risks and uncertainties may be found in the reports filed with the Securities and Exchange Commission by Cytomedix, Inc.

Contact:

For Cytomedix, Inc.
Gary S. Maier
Maier & Company, Inc.
(310) 442-9852

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Source: Cytomedix, Inc.